UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2006
FORRESTER RESEARCH, INC.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21433 (Commission File Number)	04-2797789 (I.R.S. Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts (Address of Principal Executive Offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 613-6000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     2006 Bonus Plan
     On February 2, 2006 the Compensation and Nominating Committee (the “Committee”) of Forrester Research, Inc. approved the Forrester Research, Inc. 2006 Matrix Bonus Plan (the “Plan”). All employees of Forrester Research, Inc. and its subsidiaries (collectively, the “Company”), other than temporary employees and employees who are covered by a sales compensation or commission-based plan, are eligible to participate in the Forrester Research, Inc. 2006 Matrix Bonus Plan, including all of the Company’s executive officers (collectively, “Participants”). The Company may modify, amend, revoke or suspend the Plan at any time at its sole discretion.
     The purpose of the Plan is to reward employees based on achievement of quarterly booked sales accounts (“Bookings”) and operating profit goals for 2006, as well as for individual and team performance. Under the terms of the Plan, the Company and each of its operating groups must achieve quarterly Bookings and operating profit above a specified level in order for quarterly bonuses to be paid under the Plan.
     An individual Participant’s quarterly bonus payout under the Plan (“Bonus Payout”) is based on three factors: (i) the Participant’s target award, (ii) Company performance and operating group performance, and (iii) the Participant’s individual and, if applicable, team performance.
     Target awards range from 5% to 60% of a Participant’s base salary, based on the Participant’s position with the Company.
     For purposes of the Plan, all Participants are in one of the following four groups: Corporate Group, or one of the Company’s three operating groups (“Operating Group or “Operating Groups”): Americas Operating Group, EMEA (Europe, Middle East, Africa) Operating Group, and AP (Asia Pacific) Operating Group.
     A matrix for each quarter containing Bookings on the x axis and operating profit on the y axis is established based on the Company’s quarterly plan. The matrix allows for the payment of 10% to 160% of Participants’ target awards for the applicable quarter, depending on Company performance and Operating Group performance for that quarter.
     The plan sets quarterly minimum Bookings (“Threshold Bookings”) and operating profit (“Threshold Operating Profit”) levels for each Operating Group and for the Company. If an Operating Group and the Company meet Threshold Bookings and Threshold Operating Profit, Participants in that Operating Group become eligible to receive a Bonus Payout, subject to adjustment for Individual Performance (defined below) and, if applicable, team performance. Corporate Group Participants are eligible to receive a Bonus Payout based on Company performance (assuming achievement of Threshold Bookings and Threshold Operating Profit), subject to adjustment for Individual Performance and, if applicable, team performance.
     A Participant’s Bonus Payout may be increased by as much as 50% or reduced to zero, based upon management’s evaluation of such Participant’s overall performance and contributions to the Company (“Individual Performance”).
     Bonus Payouts under the Plan generally are paid on the last day of the month following the last day of each fiscal quarter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By:	/s/ WARREN HADLEY
	Name:	Warren Hadley
	Title:	Treasurer and Chief Financial Officer

Dated: February 3, 2006